Exhibit 31.3
CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER PURSUANT TO
SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Michael Lohscheller, certify that:

1.I have reviewed this Amendment No. 1 to Annual Report on Form 10-K/A of Nikola Corporation;

2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.

4.[Intentionally omitted.]

5.[Intentionally omitted.]

Date: May 12, 2023	/s/ Michael Lohscheller
Michael Lohscheller
President and Chief Executive Officer
(Principal Executive Officer)